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                  AMENDMENT TO ACCOUNTING SERVICES AGREEMENT

     This Agreement, dated as of the _____ day of   May   , 1998, made by and
                                                 ---------
between The Timothy Plan, a Delaware Business Trust (the "Trust") operating as a
        ----------------
registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS"), a corporation duly organized and
             ------------------
existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated January 19, 1994, which became effective February 23, 1994, wherein FPS (formerly Fund/Plan Services, Inc.) has agreed to serve as Accounting Services Agent to provide certain accounting services to the Trust ("Accounting Services Agreement"); and

     WHEREAS, the Parties wish to amend the Accounting Services Agreement to reflect the creation of an additional series for the Trust; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "C" to the Accounting Services Agreement in the form attached hereto as Schedule "C" to reflect the addition of The Timothy Plan Variable Series.

     2.  This Amendment's Effective Date shall be May 1, 1998.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one type written page, together with Schedule "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed as of the day and year first above written.

THE TIMOTHY PLAN                                            FPS SERVICES, INC.

_______________________________                _______________________________
By: Arthur D. Ally, Chairman                   By: Kenneth J. Kempf, President

_______________________________                _________________________________
Attest: Joseph E. Boatwright, Secretary        Attest: Janet F. Davis, Secretary

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 Amendment to Accounting Services Agreement between The Timothy Plan and FPS
                                Services, Inc.

                                                                          Page 1

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                                                                SCHEDULE "C"

                            IDENTIFICATION OF SERIES


Below are listed the "Series and Classes" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                          "The Timothy Plan - Class A"
                          "The Timothy Plan - Class B"
                       "The Timothy Plan Variable Series

This Schedule "C" may be amended from time to time by agreement of the Parties.

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 Amendment to Accounting Services Agreement between The Timothy Plan and FPS
                                Services, Inc.

                                                            Schedule "C"; Page 1